EXHIBIT 99

CONTACT:	Michael S. Piemonte	FOR IMMEDIATE RELEASE:
	(716) 842-5138	April 10, 2003

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER EARNINGS

     BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported diluted earnings per share measured in accordance with generally accepted accounting principles (“GAAP”) for the first quarter of 2003 of $1.23, up 4% from $1.18 in the year-earlier period. GAAP-basis net income for the recent quarter was $117 million, 3% higher than $114 million in the corresponding quarter of 2002. GAAP-basis net income for the initial 2003 quarter expressed as an annualized rate of return on average assets and average common stockholders’ equity was 1.43% and 14.46%, respectively, compared with 1.47% and 15.56%, respectively, in the first quarter of 2002.

     Effective January 1, 2003, M&T began expensing the fair value of stock-based compensation in accordance with the fair value method of accounting described in Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended. As a result, salaries and employee benefits expense in the initial 2003 quarter included $10 million of stock-based compensation, resulting in a reduction of net income of $7 million, or $.08 per diluted share. Using the retroactive restatement method described in SFAS No. 148, which amended SFAS No. 123, salaries and employee benefits expense for the first quarter of 2002 was restated to include $10 million of stock-based compensation, resulting in a reduction of previously reported net income of $7 million, or $.07 per diluted share.

     Diluted cash earnings per share for the first quarter of 2003 were $1.34, 6% higher than $1.27 in the year-earlier quarter.

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M&T BANK CORPORATION

Cash net income for the recent quarter was $127 million, up 4% from $122 million in the corresponding 2002 quarter. Cash net income in 2003’s initial quarter represented an annualized rate of return on average tangible assets and average tangible common equity of 1.62% and 24.68%, respectively, compared with 1.65% and 28.41%, respectively, in the first quarter of 2002. As has been M&T’s consistent practice since 1998, reported cash earnings exclude the after-tax effect of amortization of core deposit and other intangible assets and expenses associated with merging acquired operations into M&T. Amortization of core deposit and other intangible assets, after related tax effect, was $7 million ($.07 per diluted share) in the recent quarter, compared with $9 million ($.09 per diluted share) in the similar quarter of 2002. Merger-related expenses incurred during the first quarter of 2003 associated with the April 1, 2003 acquisition of Allfirst Financial Inc. (“Allfirst”) were, after related tax effect, $4 million or $.04 per diluted share. Such amount represents the after-tax effect of costs for professional services, travel and other expenses associated with planning for the acquisition and the related integration of data processing and other operating systems and functions. M&T will incur additional merger-related expenses in future quarters as Allfirst’s operations are integrated into M&T. There were no merger-related expenses in the first quarter of 2002.

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M&T BANK CORPORATION

     A reconciliation of net income and diluted earnings per share with cash net income and diluted cash earnings per share follows:

	Three months ended
	March 31

	2003	2002

	(in thousands, except per share)

Net income	$116,538	113,577
Amortization of core deposit and other intangible assets(1)	7,094	8,793
Merger-related expenses(1)	3,599	—

Cash net income	$127,231	122,370

Diluted earnings per share	$1.23	1.18
Amortization of core deposit and other intangible assets(1)	.07	.09
Merger-related expenses(1)	.04	—

Diluted cash earnings per share	$1.34	1.27

(1) After any related tax effect

     Taxable-equivalent net interest income rose 5% to $320 million in the recently completed quarter from $305 million in 2002’s first quarter. The improvement reflects a $1.7 billion, or 6%, increase in average earning assets. Average loans and leases outstanding during the initial 2003 quarter were $25.8 billion, up 3% from $25.1 billion in the corresponding 2002 quarter. Average investment securities totaled $3.6 billion during the first quarter of 2003, up 25% from $2.9 billion in the corresponding 2002 quarter, due largely to the impact of the securitization of $1.1 billion of residential real estate loans in November 2002. Approximately 88% of the mortgage-backed securities resulting from the securitization were retained in M&T’s investment securities portfolio. Net interest margin declined 5 basis points (hundredths of one percent) to 4.32% in the first quarter of 2003 from 4.37% in the year-earlier quarter.

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M&T BANK CORPORATION

     The provision for credit losses was $33 million in the recent quarter, up from $24 million in the initial 2002 quarter. Net charge-offs of loans totaled $25 million during the first quarter of 2003, compared with $16 million a year earlier. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .39% in the recent quarter and .26% in the corresponding quarter of 2002. Nonperforming loans totaled $230 million or .88% of total loans at March 31, 2003, up from $182 million or .73% a year earlier. Loans past due 90 days or more and accruing interest were $146 million at the recent quarter-end, compared with $148 million in 2002’s initial quarter. Included in these loans at March 31, 2003 and 2002 were $120 million and $109 million, respectively, of one-to-four family residential mortgage loans serviced by M&T and repurchased from the Government National Mortgage Association. The outstanding principal balances of these loans, which were repurchased to reduce servicing costs, are fully guaranteed by government agencies. In general, the remaining portion of accruing loans past due 90 days or more are either also guaranteed by government agencies or well-secured by collateral.

     M&T’s allowance for credit losses totaled $445 million, or 1.70% of total loans at March 31, 2003, compared with $433 million, or 1.72% a year earlier. The ratio of the allowance for credit losses to nonperforming loans was 193% at the recent quarter-end, compared with 238% at March 31, 2002. Assets taken in foreclosure of defaulted loans were $17 million and $22 million at March 31, 2003 and 2002, respectively.

     Noninterest income in the recent quarter totaled $133 million, up 7% from $124 million in the first quarter of 2002. Higher revenues from mortgage banking and deposit account

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M&T BANK CORPORATION

services contributed to the year-over-year increase. Noninterest operating expenses, which exclude the previously mentioned merger-related expenses and amortization of core deposit and other intangible assets, but include expenses attributable to stock-based compensation, were $225 million in the first quarter of 2003 and $220 million in the corresponding 2002 period.

     The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income, measures the relationship of operating expenses to revenues. M&T’s efficiency ratio, calculated using the noninterest operating expense totals noted above and excluding gains from sales of bank investment securities from noninterest income, was 49.8% in the first quarter of 2003, improved from 51.3% in 2002’s first quarter.

     Michael P. Pinto, Executive Vice President and Chief Financial Officer of M&T observed, “The weakened economy continued to present a challenging environment in which to operate. Nevertheless, we are encouraged by the operating results of our mortgage banking business and continued strong growth in our consumer loan portfolio, although those positive factors were offset by generally lackluster revenue growth in other business lines. Excluding the effects of Allfirst and assuming that the economy begins to rebound later this quarter, we remain comfortable with our previously stated belief that M&T’s full-year results will be within the range of $5.25 to $5.35 of diluted earnings per share. Of course, this estimate is subject to the possible adverse impact of future economic and political conditions. Moreover, we are excited to welcome our colleagues from Allfirst to the M&T family, and we believe that our combined company will be one of the premier financial institutions in the country.”

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M&T BANK CORPORATION

     At March 31, 2003, M&T had total assets of $33.4 billion, compared with $31.3 billion a year earlier. Loans and leases, net of unearned discount, rose 4% to $26.2 billion from $25.1 billion at March 31, 2002. Deposits were $21.9 billion at the recent quarter-end, compared with $21.6 billion a year earlier. Total stockholders’ equity was $3.3 billion at March 31, 2003, representing 9.91% of total assets, compared with $3.0 billion or 9.48% at March 31, 2002. Common stockholders’ equity per share was $35.81 at the recent quarter-end, up from $31.89 at March 31, 2002. Tangible equity per common share was $23.13 and $18.90 at March 31, 2003 and 2002, respectively.

     Investors will have an opportunity to listen to M&T’s conference call to discuss first quarter financial results at 10:00 a.m. Eastern Time today, April 10, 2003. Those wishing to participate in the call may dial 877-780-2276. International participants, using any applicable international calling codes, may dial 973-582-2700. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until April 11, 2003 by calling 877-519-4471, code 3839690 and 973-341-3080 for international participants. The event will also be archived and available later this morning on M&T’s website at http://ir.mandtbank.com/conference.cfm.

     This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may

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M&T BANK CORPORATION

differ materially from what is expressed or forecasted in such forward-looking statements. M&T undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; credit losses; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock options to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively; regulatory supervision and oversight, including required capital levels; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes, including environmental regulations; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger and acquisition activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements. These are representative of the Future Factors that could affect the

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outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic conditions, including interest rate and currency exchange rate fluctuations, and other Future Factors.

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M&T BANK CORPORATION
Financial Highlights

	Three months ended
	March 31

Amounts in thousands,
except per share	2003	2002	Change

Performance

Net income	$116,538	113,577	3%

Per common share:
Basic earnings	$1.26	1.22	3%
Diluted earnings	1.23	1.18	4
Cash dividends	$.30	.25	20

Common shares outstanding:
Average — diluted (1)	95,062	96,300	-1%
Period end (2)	92,503	93,071	-1

Return on (annualized):
Average total assets	1.43%	1.47%
Average common stockholders’ equity	14.46%	15.56%

Taxable-equivalent net interest income	$319,590	304,659	5%

Yield on average earning assets	5.94%	6.67%
Cost of interest-bearing liabilities	1.89%	2.65%
Net interest spread	4.05%	4.02%
Contribution of interest-free funds	.27%	.35%
Net interest margin	4.32%	4.37%

Net charge-offs to average total net loans (annualized)	.39%	.26%

Cash operating results (3)

Cash net income	$123,632	122,370	1%
Cash net income, excluding acquisition-related expenses	127,231	122,370	4
Diluted cash earnings per common share	1.30	1.27	2
Diluted cash earnings per common share, excluding acquisition-related expenses	1.34	1.27	6
Return on (annualized):
Average tangible assets	1.57%	1.65%
Average tangible assets, excluding acquisition-related expenses	1.62%	1.65%
Average tangible common equity	23.99%	28.41%
Average tangible common equity, excluding acquisition-related expenses	24.68%	28.41%
Efficiency ratio, excluding acquisition-related expenses	49.81%	51.26%

	At March 31

	2003	2002	Change

Loan quality

Nonaccrual loans	$222,334	173,197	28%
Renegotiated loans	7,630	9,057	-16

Total nonperforming loans	$229,964	182,254	26%

Accruing loans past due 90 days or more	$146,355	148,038	-1%
Nonperforming loans to total net loans	.88%	.73%
Allowance for credit losses to total net loans	1.70%	1.72%

(1)	Includes common stock equivalents
(2)	Includes common stock issuable under deferred compensation plans
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets which, except in the calculation of the efficiency ratio, are net of applicable income tax effects

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M&T BANK CORPORATION
Condensed Consolidated Statement of Income

	Three months ended
	March 31

Dollars in thousands	2003	2002	Change

Interest income	$435,559	461,187	-6%
Interest expense	119,592	160,127	-25

Net interest income	315,967	301,060	5

Provision for credit losses	33,000	24,000	38

Net interest income after provision for credit losses	282,967	277,060	2

Other income
Mortgage banking revenues	34,464	27,912	23
Service charges on deposit accounts	43,349	39,525	10
Trust income	14,199	15,805	-10
Brokerage services income	10,048	10,919	-8
Trading account and foreign exchange gains	641	1,043	-39
Gain on sales of bank investment securities	233	171	36
Other revenues from operations	29,913	28,853	4

Total other income	132,847	124,228	7

Other expense
Salaries and employee benefits	124,074	123,454	1
Equipment and net occupancy	27,151	27,204	—
Printing, postage and supplies	7,013	6,033	16
Amortization of core deposit and other intangible assets	11,598	13,543	-14
Other costs of operations	72,442	63,050	15

Total other expense	242,278	233,284	4

Income before income taxes	173,536	168,004	3

Applicable income taxes	56,998	54,427	5

Net income	$116,538	113,577	3%

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M&T BANK CORPORATION
Condensed Consolidated Balance Sheet

	March 31

Dollars in thousands	2003	2002	Change

ASSETS
Cash and due from banks	$841,827	695,999	21%

Money-market assets	59,229	356,137	-83

Investment securities	4,146,303	2,861,453	45

Loans and leases, net of unearned discount	26,224,113	25,137,849	4
Less: Allowance for credit losses	444,680	433,029	3

Net loans and leases	25,779,433	24,704,820	4

Goodwill	1,097,553	1,097,553	—

Core deposit and other intangible assets	107,342	156,730	-32

Other assets	1,412,104	1,444,193	-2

Total assets	$33,443,791	31,316,885	7%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$3,901,172	3,549,650	10%

Other deposits at U.S. offices	16,111,791	17,391,961	-7

Deposits at foreign office	1,911,259	682,484	180

Total deposits	21,924,222	21,624,095	1

Short-term borrowings	2,387,043	2,142,870	11

Accrued interest and other liabilities	424,887	472,494	-10

Long-term borrowings	5,394,920	4,109,158	31

Total liabilities	30,131,072	28,348,617	6

Stockholders’ equity (1)	3,312,719	2,968,268	12

Total liabilities and stockholders’ equity	$33,443,791	31,316,885	7%

(1)	Reflects accumulated other comprehensive income, net of applicable income taxes, of $49.4 million at March 31, 2003 and $12.6 million at March 31, 2002.

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M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended
		March 31

Dollars in millions	2003		2002

					Change in
	Balance	Rate	Balance	Rate	balance

ASSETS

Money-market assets	$577	1.28%	262	1.80%	120%

Investment securities	3,638	5.41	2,910	5.93	25

Loans and leases, net of unearned discount
Commercial, financial, etc	5,340	4.59	5,059	5.23	6
Real estate — commercial	9,687	6.57	9,371	7.11	3
Real estate — consumer	3,181	6.47	4,441	7.09	-28
Consumer	7,581	6.30	6,238	7.18	22

Total loans and leases, net	25,789	6.11	25,109	6.80	3

Total earning assets	30,004	5.94	28,281	6.67	6

Goodwill	1,098		1,098		—

Core deposit and other intangible assets	113		163		-31

Other assets	1,846		1,748		6

Total assets	$33,061		31,290		6%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$789	.36	738	.51	7%
Savings deposits	9,623	.96	8,459	1.29	14
Time deposits	5,877	2.63	8,141	3.63	-28
Deposits at foreign office	1,052	1.20	479	1.52	120

Total interest-bearing deposits	17,341	1.51	17,817	2.33	-3

Short-term borrowings	3,490	1.30	2,963	1.76	18
Long-term borrowings	4,838	3.67	3,725	4.86	30

Total interest-bearing liabilities	25,669	1.89	24,505	2.65	5

Noninterest-bearing deposits	3,737		3,455		8

Other liabilities	388		370		5

Total liabilities	29,794		28,330		5

Stockholders’ equity	3,267		2,960		10

Total liabilities and stockholders’ equity	$33,061		31,290		6%

Net interest spread		4.05		4.02
Contribution of interest-free funds		.27		.35
Net interest margin		4.32%		4.37%

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